Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President and CEO
155 Inverness Drive West, Suite 200		James Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP of Finance/Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MarkWest Hydrocarbon Reports 2005 Third Quarter Results

DENVER—January 10, 2006—MarkWest Hydrocarbon, Inc. (AMEX: MWP) (the “Company”) today reported a net loss of $5.7 million for the three months ended September 30, 2005, or a loss of $0.53 per diluted share, compared to a net loss of $2.0 million, or $0.18 per diluted share, for the third quarter of 2004.  The primary cause of the increased loss is the impact of the mark-to-market adjustment to the long-term shrink obligation, which is a non-cash item and represented a $7.8 million charge for the quarter ended September 30, 2005 compared to the quarter ended September 30, 2004.  For the nine months ended September 30, 2005, MarkWest Hydrocarbon reported a net loss of $5.8 million, or $0.53 per diluted share, compared to a net loss of $7.6 million, or $0.71 per diluted share, for the nine months ended September 30, 2004.

The Company reported a $2.5 million loss from operations for the three months ended September 30, 2005, compared to $4.7 million in income from operations for the third quarter of 2004, a decline of $7.2 million.  For the nine months ending September 30, 2005, the Company reported $8.4 million in income from operations compared to $5.0 million for the nine months ended September 30, 2004.

For the three months ended September 30, 2005, $6.4 million of the $7.2 million decrease in results from operations was attributable to MarkWest Hydrocarbon Standalone operations. The decrease in Hydrocarbon Standalone operations was attributable to an unfavorable mark-to-market adjustment to the long-term shrink obligation of $7.8 million resulting from an increase to natural gas prices, which is a non-cash item. This decrease is offset by the favorable impact of decreased facility expense and selling, general and administrative expenses.

MarkWest Energy Partners, L.P. reported income from operations of $6.9 million in the third quarter of 2005, down from $7.7 million in the third quarter of 2004.  This decrease reflects higher costs to repair and maintain the Appalachian liquids pipeline, as well as higher selling, general and administrative expenses, when compared to the same period a year ago.

A key element of the MarkWest Hydrocarbon Standalone activity is the distributions it receives on its ownership interest in MarkWest Energy Partners, L.P., which consists of approximately 2.5 million limited partner units, its 2% general partner interest and its incentive distribution rights. MarkWest Hydrocarbon received $3.1 million in distributions in the third quarter of 2005, which represents a significant increase over the $2.2 million received in the third quarter of 2004.

In November 2005, the Company paid a dividend for the quarter ended September 30, 2005 of $0.125 per share of its common stock held by the common stockholders.

“This year has been far from routine,” said Frank Semple, President and Chief Executive Officer.  “The third quarter earnings and operating income were negatively impacted by the non-cash mark to market adjustment of our natural gas shrink account, incremental costs associated with the financial reporting and accounting remediation, and the one time costs associated with the repair and testing of the Appalachian Liquids Pipeline System.  However, even with these negative factors, the overall year to date increase in operating income was approximately 68%.  This nine month financial performance is primarily the result of the continued growth of MarkWest Energy Partners and the expansion of our NGL marketing business and we are in a great position to continue this solid performance through a combination of internal growth projects and acquisitions.  I am also pleased with the board’s support for an additional dividend increase.  This action indicates the board’s ongoing commitment to increase dividends based on sustainable growth in cash flow.”

The Company will host a conference call on Wednesday, January 11, 2006, at 2:00 P.M. MST to review it second and third quarter 2005 earnings.  Interested parties can participate in the call by dialing the following number approximately ten minutes prior to the scheduled start time: 1-800-218-8862.  A replay of the call will be available through January 18, 2006 by dialing 1-800-405-2236 and entering the following passcode: 11050213#.  To access the webcast, please visit our website at www.markwest.com.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2004, as filed with the SEC.

MarkWest Hydrocarbon, Inc.

Statement of Operations

(in thousands of dollars except per share amounts)

	Three Months Ended September 30, 2005	Three Months Ended September 30, 2004	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004
Statement of Operations Data
Revenues	$170,625	$121,511	$450,018	$304,235

Operating expenses:
Purchased product costs	145,876	95,209	362,929	247,960
Facility expenses	12,082	8,398	32,327	20,459
Selling, general and administrative expenses	7,913	7,252	25,140	17,637
Depreciation	5,025	4,510	14,761	11,695
Amortization of intangible assets	2,098	1,400	6,288	1,468
Accretion of asset retirement and lease obligations	116	13	137	13
Total operating expenses	173,110	116,782	441,582	299,232

Income (loss)from operations	(2,485)	4,729	8,436	5,003

Other income (expense):
Loss from unconsolidated subsidiary	(999)	(32)	(9)	(49)
Interest income	271	180	841	536
Interest expense	(4,980)	(3,739)	(13,273)	(5,792)
Amortization of deferred financing costs (a component of interest expense)	(557)	(3,120)	(1,651)	(3,734)
Dividend income	101	86	289	169
Other income	65	585	300	596

Loss before non-controlling interest in net income of consolidated subsidiary and income taxes	(8,584)	(1,311)	(5,067)	(3,271)

Provision (benefit) for income taxes:
Current	—	39	—	151
Deferred	(2,868)	112	(2,900)	438
Provision (benefit) for income taxes	(2,868)	151	(2,900)	589

Non-controlling interest in net income of consolidated subsidiary	28	(504)	(3,591)	(3,759)

Net loss	$(5,688)	$(1,966)	$(5,758)	$(7,619)

Net loss per share:
Basic	$(0.53)	$(0.18)	$(0.53)	$(0.71)
Diluted	$(0.53)	$(0.18)	$(0.53)	$(0.71)

Weighted average number of outstanding shares of common stock:
Basic	10,792	10,736	10,780	10,665
Diluted	10,879	10,800	10,889	10,715
Cash dividend per common share	$0.10	$0.023	$0.275	$0.50

MarkWest Hydrocarbon, Inc.

Income (Loss) from Operations

(in thousands of dollars)

	MarkWest Hydrocarbon Standalone	MarkWest Energy Partners	Eliminating Entries	Total
		(in thousands)
Three Months Ended September 30, 2005:
Revenues	$56,078	$130,568	$(16,021)	$170,625
Purchased product costs	57,789	98,874	(10,787)	145,876
Net operating margin	(1,711)	31,694	(5,234)	24,749
Facility expenses	4,802	12,514	(5,234)	12,082
Selling, general and administrative expenses	2,591	5,322	—	7,913
Depreciation	254	4,771	—	5,025
Amortization of intangible assets	—	2,098	—	2,098
Accretion of asset retirement and sublease obligations	(1)	117	—	116
Income (loss) from operations	(9,357)	6,872	—	(2,485)

September 30, 2005:
Cash, cash equivalents and restricted cash	$7,113	$10,045	$—	$17,158
Marketable securities	15,307	—	—	15,307
Current assets	84,983	65,822	—	150,805
Total assets	89,878	595,598	—	685,476
Current liabilities	42,014	63,440	—	105,454
Total debt	—	310,500	—	310,500

Three Months Ended September 30, 2004:
Revenues	$59,040	$77,842	$(15,371)	$121,511
Purchased product costs	52,564	51,716	(9,071)	95,209
Net operating margin	6,476	26,126	(6,300)	26,302
Facility expenses	6,201	8,497	(6,300)	8,398
Selling, general and administrative expenses	2,929	4,323	—	7,252
Depreciation	303	4,207	—	4,510
Amortization of intangible assets	—	1,400	—	1,400
Accretion of asset retirement and lease obligations	—	13	—	13
Income (loss) from operations	(2,957)	7,686	—	4,729

September 30, 2004:
Cash, cash equivalents and restricted cash	$11,721	$13,587	$—	$25,308
Marketable securities	12,205	—	—	12,205
Current assets	73,452	38,342	—	111,794
Total assets	79,709	474,048	—	553,757
Current liabilities	40,510	31,831	—	72,341
Total debt	—	197,500	—	197,500

MarkWest Hydrocarbon, Inc.

Income (Loss) from Operations

(in thousands of dollars)

	MarkWest Hydrocarbon Standalone	MarkWest Energy Partners	Eliminating Entries	Total
		(in thousands)
Nine Months Ended September 30, 2005:
Revenues	$173,386	$323,165	$(46,533)	$450,018
Purchased product costs	159,340	233,521	(29,932)	362,929
Net operating margin	14,046	89,644	(16,601)	87,089
Facility expenses	15,723	33,205	(16,601)	32,327
Selling, general and administrative expenses	8,653	16,487	—	25,140
Depreciation	1,088	13,673	—	14,761
Amortization of intangible assets	—	6,288	—	6,288
Accretion of asset retirement and sublease obligations	1	136	—	137
Income (loss) from operations	(11,419)	19,855	—	8,436

Nine Months Ended September 30, 2004:
Revenues	$140,718	$207,326	$(43,809)	$304,235
Purchased product costs	124,036	148,940	(25,016)	247,960
Net operating margin	16,682	58,386	(18,793)	56,275
Facility expenses	18,139	21,113	(18,793)	20,459
Selling, general and administrative expenses	8,291	9,346	—	17,637
Depreciation	1,042	10,653	—	11,695
Amortization of intangible assets	—	1,468	—	1,468
Accretion of asset retirement and lease obligations	—	13	—	13
Income (loss) from operations	(10,790)	15,793	—	5,003

MarkWest Hydrocarbon, Inc.

Operating Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Hydrocarbon Standalone
Marketing
NGL product sales (gallons)	33,003,000	42,904,000	116,484,000	130,132,000

Wholesale
NGL product sales (gallons) (1)	14,815,000	10,984,000	41,574,000	15,931,000

MarkWest Energy Partners
Southwest:
East Texas (2)
Gathering system throughput (Mcf/d)	330,000	246,600	313,000	246,600
NGL product sales (gallons)	38,362,000	12,268,000	88,958,000	12,268,000
Oklahoma
Foss Lake gathering system throughput (Mcf/d)	81,000	63,300	73,000	60,700
Arapaho NGL product sales (gallons)	14,506,000	12,174,000	46,180,000	28,686,000
Other
Appleby gathering systems throughput (Mcf/d)	38,000	24,500	33,000	23,300
Other gathering systems throughput (Mcf/d)	16,000	15,500	16,000	17,700
Lateral throughput volumes (Mcf/d) (3)	126,000	97,200	90,000	83,100

Appalachia:
Natural gas processed for a fee (Mcf/d) (4)	188,000	196,000	197,000	201,000
NGLs fractionated for a fee (Gal/d)	396,000	489,000	426,000	474,000
NGL product sales (gallons)	10,132,000	10,710,000	31,051,000	32,638,000

Michigan:
Natural gas volumes transported (Mcf/d)	6,500	12,300	6,700	12,800
NGL product sales (gallons)	1,391,000	2,453,000	4,447,000	7,557,000
Crude oil transported (Bbl/d)	14,100	15,100	14,100	14,800

Footnotes:

(1) Represents sales from our wholesale business.  Volumes are for the period since the Company started the line of business in February 2004.

(2) We acquired our East Texas System in late July 2004.  Volumes are for the periods of time since we acquired the facility in 2004.

(3) We acquired our Lubbock pipeline (a/k/a the PowerTex Lateral Pipeline) in September 2003 and our Hobbs lateral pipeline in April 2004.  The Lubbock and Hobbs pipelines are the only laterals we own that produce revenue on a per-unit-of-throughput basis.  We receive a flat fee from our other lateral pipelines and, consequently, the throughput data from these lateral pipelines is excluded from this statistic.

(4) Includes throughput from our Kenova, Cobb, and Boldman processing plants.